EXHIBIT 99.1

SMTP, INC. REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

NASHUA, N.H., August 3, 2015 – SMTP, Inc. (NASDAQ: SMTP), a global provider of cloud-based email marketing technologies, today reported its financial results for the second quarter ended June 30, 2015.

Second Quarter Financial Highlights

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Revenues for the second quarter 2015 were $3.6 million, a 143% increase, compared to $1.5 million for the second quarter 2014;

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Revenues for our SharpSpring product were $1.0 million during the second quarter 2015;

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Gross profit for the second quarter 2015 was $2.7 million, or 74% of revenue, compared to $1.1 million, or 76% of revenue, for the second quarter of 2014;

•

Net loss for the second quarter 2015 was $1.9 million, compared to net income of $0.2 million for the same period last year;

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The net loss in the second quarter of 2015 included acquisition-related charges of $1.7 million, amortization of intangible assets of $0.4 million and stock compensation of $0.2 million, compared to stock compensation of $0.1 million in the second quarter of 2014;

•

Adjusted EBITDA was $36,000 during the second quarter of 2015; and

•

Core net loss was $20,000, or $0.00 core loss per share for the second quarter of 2015.  Core results exclude acquisition-related costs, stock compensation expenses and restructuring expenses, adjusted for taxes, as detailed in the reconciliation below.

Recent Operational Highlights

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Added $1.3 million in new annual recurring revenue to the SharpSpring platform during Q2;

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Improved the company’s fast growing SharpSpring marketing automation platform by adding SharpSpring Social Assistant (a competitive feature with HubSpot Signals), a mobile CRM application, and multi-lingual capabilities, rolling out the product in eight additional languages during Q2 (giving SharpSpring broader local language capabilities than HubSpot, Act-On or Marketo);

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Executed a $5 million financing with the company’s two largest institutional shareholders, key executives, and the former owners of SharpSpring, allowing the company to reduce its cash-based earn out liability by $5 million and strengthen its balance sheet;

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Increased international sales of the versatile SharpSpring marketing automation platform through the company’s network of direct international sales and foreign resellers; and

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Announced we are on track to exceed the target of having $5 million of revenue under contract for SharpSpring by the end of 2015, which would be five times the level of revenue under contract at the time SharpSpring was acquired in August 2014.

“We are excited about the progress we are making this year.  With the latest language, social and mobile capabilities recently announced for SharpSpring, we feel our marketing automation offering is more compelling than ever,” said Jonathan Strimling, CEO of SMTP.  “With our track record of rapidly launching new product features and our unique agency partnership features, it is no wonder why more and more companies and competitors are taking notice of SharpSpring.”

Investor Conference Call

SMTP management will host its second quarter 2015 earnings conference call today, August 3, 2015, at 9 a.m. ET.  Investors interested in participating on the live call can dial (877) 407-8133 within the U.S. or (201) 689-8040 from abroad. Investors can also access the call online through a listen-only webcast on SMTP’s website at http://investors.smtp.com/.

The webcast will be archived on the SMTP investor relations website at http://investors.smtp.com/ for 90 days and a telephonic playback of the conference call will be available by calling (877) 660-6853 within the U.S. and (201) 612-7415 from abroad. The telephonic playback will be available beginning at 12:00 p.m. ET on, August 3, 2015, and continuing through 11:59 p.m. ET on August 17, 2015. The replay passcode is 13615727.

Non-GAAP Financial Measures

Adjusted EBITDA, Core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the Company’s performance. These metrics are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. The Company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.  A reconciliation of net income (loss) to these measures is included for your reference in the financial section of this earnings press release.

About SMTP, Inc.

SMTP, Inc. (NASDAQ: SMTP) is a global provider of cloud-based marketing solutions ranging from sophisticated marketing automation (via subsidiary SharpSpring) to comprehensive email and mobile marketing (via subsidiary GraphicMail) and scalable, cost-effective email deliverability services. The company’s product family is hallmarked by its flexible architecture, ease-of-use and cost-effectiveness. SMTP augments its technology with high-quality, multilingual customer service and support. SMTP, Inc. is headquartered in Nashua NH, and can be found on the web at www.smtp.com. SharpSpring, based in Gainesville, FL, can be found on the web at www.SharpSpring.com. GraphicMail, based in Geneva, Switzerland, can be found on the web at www.GraphicMail.com.

To download SMTP’s investor relations app please visit Apple’s App Store for the iPhone and iPad or Google Play for Android mobile devices.

Safe Harbor Statement
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, delays due to issues with outsourced service providers, those events and factors described by us in Item 1.A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control.

Investor Relations Contact:

Edward Lawton

Chief Financial Officer

617-500-0122

ir@smtp.com

Note:  Financial Schedules Attached

SMTP, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue	$3,591,554	$1,480,770	$6,877,056	$2,970,824

Cost of services	924,283	351,153	1,715,249	678,383
Gross profit	2,667,271	1,129,617	5,161,807	2,292,441

Operating expenses:
Sales and marketing	1,314,839	228,013	2,687,200	396,313
Research and development	537,151	101,387	1,008,365	220,008
General and administrative	1,072,267	563,786	2,156,292	1,047,601
Change in earn out liability	1,667,332	-	2,371,332	-
Intangible asset amortization	382,679	-	761,574	-

Total operating expenses	4,974,268	893,186	8,984,763	1,663,922

Operating income (loss)	(2,306,997)	236,431	(3,822,956)	628,519

Total other income (expense)	(15,623)	144	(65,646)	153

Income (loss) before income taxes	(2,322,620)	236,575	(3,888,602)	628,672
Provision (benefit) for income tax	(455,969)	85,367	(851,914)	254,132

Net income (loss)	$(1,866,651)	$151,208	$(3,036,688)	$374,540

Net income (loss) per share
Basic	$(0.32)	$0.03	$(0.54)	$0.08
Diluted	$(0.32)	$0.03	$(0.54)	$0.08

Weighted average common shares outstanding
Basic	5,871,445	5,016,461	5,664,090	4,630,059
Diluted	5,871,445	5,063,993	5,664,090	4,688,726

SMTP, Inc.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$1,817,552	$2,825,520
Accounts receivable	520,685	393,922
Deferred income taxes	240,622	240,648
Income taxes receivable	1,234,100	328,807
Other current assets	318,298	197,719
Total current assets	4,131,257	3,986,616

Property and equipment, net	508,917	281,555
Goodwill	8,913,786	8,901,106
Intangibles, net	7,232,112	7,895,238
Deferred income taxes	612,941	612,941
Deposits	13,434	30,172
Total assets	$21,412,447	$21,707,628

Liabilities and Shareholders' Equity
Accounts payable	$305,527	$397,262
Accrued expenses and other current liabilities	272,376	355,796
Deferred revenue	921,522	1,006,031
Earn out liabilities	5,051,036	-
Income taxes payable	13,897	14,622
Deferred income taxes	6,084	2,119
Total current liabilities	6,570,442	1,775,830

Earn out liabilities	-	7,679,311
Total liabilities	6,570,442	9,455,141

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	6,400	5,447
Additional paid in capital	18,741,506	13,248,992
Accumulated other comprehensive income (loss)	(45,028)	(177,767)
Accumulated deficit	(3,860,873)	(824,185)
Total shareholders' equity	14,842,005	12,252,487

Total liabilities and shareholders' equity	$21,412,447	$21,707,628

SMTP, Inc.

RECONCILIATION TO ADJUSTED EBITDA

(Unaudited, in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$(1,867)	$151	$(3,037)	$375
Provision (benefit) for income tax	(456)	85	(852)	254
Other (income) expense	16	-	66	-
Depreciation & amortization	428	30	854	60
Non-cash stock compensation	233	131	435	287
Acquisition related charges	1,667	43	2,419	43
Restructuring charges	15	-	45	-
Adjusted EBITDA	$36	$440	$(70)	$1,019

SMTP, Inc.

RECONCILIATION TO CORE NET INCOME (LOSS) AND CORE EARNINGS (LOSS) PER SHARE

(Unaudited, in Thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss)	$(1,867)	$151	$(3,037)	$375
Amortization of intangible assets	383	-	762	-
Non-cash stock compensation	233	131	435	287
Acquisition related charges	1,667	43	2,419	43
Restructuring charges	15	-	45	-
Tax impact of above items	(451)	(63)	(796)	(130)
Core net income (loss)	$(20)	$262	$(172)	$575

Core net income (loss) per share	$-	$0.05	$(0.03)	$0.12
Weighted average common shares outstanding	5,871	5,064	5,664	4,683